Exhibit 99.1

VASCO Reports Results for Second Quarter and First Six Months of 2012

Revenue from continuing operations for the second quarter of 2012 was $46.6 million, an increase of 11% compared to the second quarter of 2011; Operating income from continuing operations for the second quarter of 2012 was $9.0 million, an increase of 122% compared to the second quarter of 2011. Financial results for the period ended June 30, 2012 and guidance for full-year 2012 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, July 26, 2012 - VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the second quarter and six months ended June 30, 2012.

Revenue from continuing operations for the second quarter of 2012 increased 11% to $46.6 million from $42.1 million in the second quarter of 2011, and for the first six months of 2012, increased 1% to $78.9 million from $78.2 million for the first six months of 2011.

Net income from continuing operations for the second quarter of 2012 was $7.4 million, or $0.19 per diluted share, an increase of $4.1 million, or 122%, from $3.3 million, or $0.09 per diluted share, for the second quarter of 2011. Net income from continuing operations for the first six months of 2012 was $9.4 million, or $0.24 per diluted share, an increase of $2.4 million, or 34%, from $7.0 million, or $0.18 per diluted share, for the comparable period in 2011.

Net income, which includes the impact of our discontinued operations, for the second quarter of 2012 was $7.2 million, or $0.18 per diluted share, an increase of $4.5 million, or 173%, from $2.6 million, or $0.07 per diluted share, for the second quarter of 2011. Net income for the first six months of 2012 was $9.1 million, or $0.23 per diluted share, an increase of $4.0 million, or 77%, from $5.1 million, or $0.13 per diluted share, for the comparable period in 2011.

Other Financial Highlights:

•

Gross profit from continuing operations was $29.5 million, or 63% of revenue, for the second quarter of 2012 and $51.3 million, or 65% of revenue, for the first six months of 2012. Gross profit was $25.7 million, or 61% of revenue, for the second quarter of 2011 and $48.3 million, or 62% of revenue the first six months of 2011.

•

Operating expenses from continuing operations for the second quarter and first six months of 2012 were $20.5 million and $40.1 million, respectively, a decrease of 5% from $21.6 million reported for the second quarter of 2011 and essentially flat with operating expense reported for the first six months of 2011.

Operating expenses from continuing operations for the second quarter and first six months of 2012 included $1.2 million and $2.2 million, respectively, of expenses related to stock-based incentives. Operating expenses for the second quarter and first six months of 2011 included $0.8 million and $1.3 million, respectively, of expenses related to stock-based incentives.

Operating expenses from continuing operations for the second quarter and first six months of both 2012 and 2011 also included $0.5 million and $1.0 million, respectively, of expenses related to the amortization of purchased intangible assets.

•

Operating income from continuing operations for the second quarter and first six months of 2012 was $9.0 million and $11.2 million, respectively, an increase of $4.9 million, or 122%, from $4.1 million reported for the second quarter of 2011 and an increase of $3.0 million, or 36%, from $8.2 million reported for the first six months of 2011. Operating income as a percentage of revenue for the second quarter and first six months of 2012 was 19% and 14%, respectively, compared to 10% and 11% for the comparable periods in 2011.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $10.2 million and $13.6 million for the second quarter and first six months of 2012, respectively, an increase of 90% from $5.4 million reported for the second quarter of 2011 and an increase of 26% from $10.8 million reported for the first six months of 2011.

•

Cash balances at June 30, 2012 totaled $85.1 million compared to $93.4 million and $84.5 million at March 31, 2012 and December 31, 2011, respectively. There were no bank borrowings at any of the periods ended June 30, 2012, March 31, 2012 or December 31, 2011.

Operational and Other Highlights:

•	VASCO launched MYDIGIPASS.COM for consumers. MYDIGIPASS.COM is VASCO’s hosted consumer authentication platform, providing convenient and secure login services to various web applications.

•	MYDIPGIPASS.COM’s early adopters recognize the benefits VASCO’s hosted authentication platform offers.

•	Magento, e-commerce platform serving more than 110,000 merchants worldwide, incorporated MYDIGIPASS.COM in its platform enabling web developers to embed secure login access for their web shops.

•

Totalserve, an international tax, trust and corporate services company, will utilize VASCO’s DIGIPASS as a Service to authenticate instructions received from their global clientele and to protect their bank account transactions.

•

VASCO introduced a new version of its IDENTIKEY Appliance which incorporates IDENTIKEY software version 3.4 and offers support for hardware security modules (HSM), typically used in online banking environments.

•	VASCO strengthens its PKI offering with new release of CertiID Suite 3.4.3 and DIGIPASS KEY 202.

•

Lebes, one of the largest department stores in the State of Rio Grande do Sul, in the South of Brazil, chose to deploy VASCO’s DIGIPASS GO 3 and IDENTIKEY to ensure greater reliability and security when granting discounts to their customers.

Guidance for full-year 2012:

VASCO is reaffirming its guidance for the full-year 2012 as follows:

•	Revenue for 2012 is expected to be $175 million or more, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, for full-year 2012 is projected to be in the range of 13% to 16%.

“Revenues for the second quarter and first six months of 2012 demonstrate that demand for our products has remained strong in spite of the difficult global economic environment,” stated T. Kendall Hunt, Chairman & CEO. “The results of the second quarter also demonstrate the leverage of our core business model as modest growth in revenue combined with a modest increase in our gross margin rate resulted in more than a 100% increase in operating profits. We also continued to make good progress in the rollout of our DIGIPASS as a Service business line. As noted at the beginning of the year, we believe that 2012 will be a year in which we fortify and enhance our strong position in our core business while we develop the market for our DIGIPASS as a Service business line.”

“Intake of new orders during the first six months of 2012 has been the strongest first half in the company’s history. In addition, our pipeline of potential new orders remains strong,” stated Jan Valcke, VASCO’s President and COO. “Revenues in the second quarter of 2012 showed growth from both the banking market and the enterprise and application security market when compared to the second quarter of 2011. We were also pleased with the number of web sites that have integrated our DIGIPASS as a Service technology. We currently have more than 35 web sites that are live on our platform where the users of those sites can elect to use strong authentication when accessing their accounts. As noted previously, we do not expect a significant contribution to revenue from DIGIPASS as a Service in 2012, but believe that it will make a meaningful contribution to revenue in 2013.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 26, 2012, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the Second Quarter and First Six Months Ended June 30, 2012.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800-741-4871

International: +1 212-231-2904

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net revenue	$46,642	$42,103	$78,900	$78,169
Cost of goods sold	17,191	16,397	27,571	29,835

Gross profit	29,451	25,706	51,329	48,334
Operating costs:
Sales and marketing	9,856	10,956	19,264	19,980
Research and development	4,796	4,836	9,497	8,658
General and administrative	5,330	5,348	10,405	10,449
Amortization of purchased intangible assets	472	507	951	999

Total operating costs	20,454	21,647	40,117	40,086

Operating income	8,997	4,059	11,212	8,248
Interest income, net	68	131	145	240
Other income (expense), net	300	326	532	617

Income from continuing operations before income taxes	9,365	4,516	11,889	9,105
Provision for income taxes	1,967	1,177	2,497	2,119

Net income - continuing operations	$7,398	$3,339	$9,392	$6,986
Income (loss) from discontinued operations	(236)	(718)	(319)	(1,865)

Net income	$7,162	$2,621	$9,073	$5,121

Basic income (loss) per share:
Continuing operations	$0.19	$0.09	$0.25	$0.19
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.05)

Total net income per share	$0.18	$0.07	$0.24	$0.14

Diluted income (loss) per share:
Continuing operations	$0.19	$0.09	$0.24	$0.18
Discontinued operations	$(0.01)	(0.02)	(0.01)	(0.05)

Total net income per share	$0.18	$0.07	$0.23	$0.13

Weighted average common shares outstanding:
Basic	38,065	37,532	37,927	37,526

Diluted	38,742	38,752	38,597	38,611

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$85,145	$84,497
Accounts receivable, net of allowance for doubtful accounts	33,868	31,618
Inventories	17,089	16,033
Prepaid expenses	1,636	1,657
Foreign sales tax receivable	442	683
Deferred income taxes	1,848	2,382
Other current assets	1,331	343
Assets of discontinued operations	2,576	2,545

Total current assets	143,935	139,758

Property and equipment, net	3,996	4,405
Goodwill, net of accumulated amortization	12,539	12,910
Intangible assets, net of accumulated amortization	7,296	8,091
Other assets, net of accumulated amortization	3,195	3,759

Total assets	$170,961	$168,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,548	$7,328
Deferred revenue	7,721	8,649
Accrued wages and payroll taxes	6,124	6,564
Income taxes payable	—	1,965
Other accrued expenses	6,180	5,070
Liabilities of discontinued operations	1,322	1,592

Total current liabilities	25,895	31,168

Accrued compensation	90	1,526
Deferred tax liability	195	324
Other long-term liabilities	88	106

Total liabilities	26,268	33,124

Stockholders' equity
Common stock	39	38
Additional paid-in capital	73,521	71,720
Accumulated income	74,730	65,658
Accumulated other comprehensive income (loss)	(3,597)	(1,617)

Total stockholders' equity	144,693	135,799

Total liabilities and stockholders' equity	$170,961	$168,923

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA - continuing operations	$10,205	$5,359	$13,592	$10,772

Interest income, net	68	131	145	240
Provision for income taxes	(1,967)	(1,177)	(2,497)	(2,119)
Depreciation and amortization	(908)	(974)	(1,848)	(1,907)

Net income - continuing operations	$7,398	$3,339	$9,392	$6,986

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2011 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, CertiID, DIGIPASS, VACMAN, aXsGUARD IDENTIKEY, the VASCO “V” design, and the dP+ design.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com